Exhibit 99.1

News release

FOR IMMEDIATE RELEASE

SANDY SPRING BANCORP REPORTS RECORD QUARTERLY EARNINGS

Company Demonstrates Strong Performance and Momentum Across the Organization

OLNEY, MARYLAND, October 18, 2018 — Today, Sandy Spring Bancorp, Inc., (Nasdaq-SASR), the parent company of Sandy Spring Bank, reported net income for the third quarter of 2018 of $29.2 million ($0.82 per diluted share) compared to net income of $15.1 million ($0.62 per diluted share) for the third quarter of 2017 and net income of $24.4 million ($0.68 per diluted share) for the second quarter of 2018. The current quarter’s results included $2.0 million of recovered interest income from a previously acquired credit impaired loan and $0.6 million in merger expenses. Excluding the after-tax impact of these items, the net income for the third quarter would have been $28.2 million or $0.79 per diluted share.

The results of operations from the January 1, 2018, acquisition of WashingtonFirst Bankshares (“WashingtonFirst”) are included in the Company’s consolidated results of operations for the first nine months of 2018. The current period results reflect increased levels of average and period end balances, income and expense, versus comparable periods in 2017. At the acquisition date, WashingtonFirst had assets of $2.1 billion, loans of $1.7 billion and deposits of $1.6 billion. The growth in interest income and expense from the prior year is the result of the growth in the balance sheet. The cost savings initiatives as a result of the synergies from the combination of the two institutions will continue to be realized into the first half of 2019.

“As the largest locally-headquartered community bank, our success is evident in our record quarterly earnings and growth momentum,” said Daniel J. Schrider, President and Chief Executive Officer. “We are thriving in a highly competitive market and among our peer group. To continue to be a high-performing company, we will remain grounded in our core strengths: effectively funding the bank by deepening our client relationships and enhancing our funding strategies, driving robust loan growth, and managing expenses. All of these performance drivers have been key to this quarter’s strong results.”

Third Quarter Highlights:

•	Total loans increased 52% compared to the third quarter of 2017, primarily as a result of the WashingtonFirst acquisition. Post-acquisition loan growth momentum remained strong during the quarter. Compared to the post-acquisition combined portfolio at the beginning of 2018, the loan portfolio has experienced 6% growth.

•	Total deposits have experienced post-acquisition growth of 6%, primarily in noninterest-bearing demand deposit accounts, which have grown 13% subsequent to the acquisition.

•	The net interest margin for the third quarter of 2018 was 3.71% compared to 3.54% for the third quarter of 2017 and 3.56% for the second quarter of 2018. The current quarter’s margin was positively impacted by an interest income recovery of $2.0 million. The net interest margin for the current quarter was 3.60% after excluding the interest income recovery.

•	Third quarter results reflected an annualized return on average assets of 1.45% and annualized return on average equity of 11.26% as compared to 1.13% and 10.74% respectively for the third quarter of 2017. Exclusive of merger costs and the interest income recovery on an after-tax basis, the return on average assets and return on average equity for the current quarter would have been 1.40% and 10.85%, respectively.

•	Pre-tax merger expenses recognized in the current quarter declined to $0.6 million compared to $2.2 million in the prior quarter.

•	The Non-GAAP efficiency ratio was 49.27% for the current quarter compared to 53.76% for the third quarter of 2017 and 52.98% for the second quarter of 2018. Excluding the previously mentioned interest recovery, the Non-GAAP efficiency ratio for the current quarter was 50.48%.

Review of Balance Sheet and Credit Quality

At September 30, 2018, total assets amounted to $8.0 billion compared to $5.3 billion at September 30, 2017. This increase was primarily the result of the acquisition of WashingtonFirst’s $2.1 billion of assets. Total loans at September 30, 2018, were $6.4 billion compared to $4.2 billion at September 30, 2017. Post-acquisition asset growth has been primarily the result of net loan growth in the first nine months of 2018.

Tangible common equity totaled $711 million at September 30, 2018, compared to $482 million at September 30, 2017. At September 30, 2018, the ratio of tangible common equity to tangible assets has increased to 9.26% compared to 9.18% at September 30, 2017. The initial impact on tangible common equity of the growth in intangible assets associated with the WashingtonFirst acquisition has been substantially offset during 2018 by increased net earnings. The Company had a total risk-based capital ratio of 12.38%, a common equity tier 1 risk-based capital ratio of 11.02%, a tier 1 risk-based capital ratio of 11.18% and a tier 1 leverage ratio of 9.46% at September 30, 2018.

The ratio of non-performing loans to total loans decreased to 0.52% at September 30, 2018, compared to 0.72% at September 30, 2017, as a result of the growth in the loan portfolio. Non-performing loans totaled $33.3 million at September 30, 2018, compared to $30.2 million at September 30, 2017, and $28.8 million at June 30, 2018. Non-performing loans include accruing loans 90 days or more past due and restructured loans, but exclude non-performing loans acquired in the WashingtonFirst acquisition.

Net loan charge-offs/recoveries were not significant for the third quarter of 2018 compared to $1.1 million for the third quarter of 2017. The allowance for loan losses represented 0.79% of outstanding loans and 151% of non-performing loans at September 30, 2018, compared to 1.07% of outstanding loans and 149% of non-performing loans at September 30, 2017. The decline in the ratio of the allowance for loan losses to outstanding loans ratio is the result of the accounting for credit losses on the loans acquired in the WashingtonFirst acquisition as any incurred credit losses have been embedded in the determination of the fair values of those loans.

Income Statement Review

For the third quarter of 2018 net interest income increased 58% to $67.6 million compared to $42.7 million for the third quarter of 2017 as average loans from quarter to quarter increased 51% primarily as a result of the WashingtonFirst acquisition and, to a lesser extent, the Company’s organic loan growth. The net interest margin for the current quarter was 3.71% compared to the net interest margin for the third quarter of 2017 of 3.54%. The current quarter’s margin included $2.0 million in recovered interest income from a previously acquired credit impaired loan compared to $0.7 million in recovered interest for the prior year’s quarter. Excluding these amounts, the net interest margin for the current quarter was 3.60% compared to the prior year’s 3.54%. Amortization of the fair value adjustments to both interest-earning assets and interest-bearing liabilities directly attributable to the acquisition had an 18 basis point positive effect on net interest margin for the current period. This favorable margin impact was offset by approximately 5 basis points as a result of the impact that the recent reduction in the tax rate had on tax-advantaged investments.

The provision for loan losses was $1.9 million for the third quarter of 2018, compared to $0.9 million for the third quarter of 2017 and $1.7 million for the second quarter of 2018. The increase in the provision reflects the impact of organic loan production and the impact of acquired loans being refinanced as they matured under the original lending arrangements during the third quarter of 2018.

Non-interest income increased to $15.0 million or 18% for the third quarter of 2018, compared to $12.7 million for the third quarter of 2017. The increase in non-interest income was due primarily to the impact of increased mortgage banking activities and, to a lesser extent, income from wealth management activities and bank card fees.

Non-interest expenses increased 36% to $42.4 million for the third quarter of 2018, compared to $31.2 million in the third quarter of 2017. The current quarter included $0.6 million in merger expenses compared to $0.3 million for the third quarter of 2017. Excluding these expenses, non-interest expenses increased 36% compared to the third quarter of 2017 due to increased compensation and benefit costs and facility and other operational expenses as a result of the acquisition. The non-GAAP efficiency ratio improved to 49.27% for the third quarter of 2018, compared to 53.76% for the third quarter of 2017, as a result of the growth in net interest income. The Non-GAAP efficiency ratio for the current quarter was 50.48% after excluding the interest income recovery.

Net interest income for the first nine months of 2018 increased 55%, compared to the first nine months of 2017, due to the combination of the acquisition and organic loan growth. During the first nine months of 2018, the net interest margin was 3.62% compared to 3.55% for the prior year period. Net interest income for the first nine months of 2018 includes the previously mentioned $2.0 million of recovered interest income. This compares to the interest recovery of $0.7 million for the same period of 2017. Excluding these recoveries, the net interest margin would have been 3.59% compared to 3.54% for the nine months ended 2018 and 2017, respectively. The amortization of the fair value adjustments is estimated to be 14 basis points on an annual basis. This favorable margin effect was partially offset by the impact that the recently enacted tax rate reduction had on the tax-advantaged securities in the investment portfolio which adversely affected the margin by 5 basis points.

The provision for loan losses was $5.6 million for the first nine months of 2018, compared to $2.5 million for the first nine months of 2017. The increase in the provision reflects the organic growth in the loan portfolio year over year in addition to the impact of acquired loans being refinanced as they reach maturity under the original lending arrangements and cease to be accounted for as acquired loans.

Non-interest income was $47.0 million for the first nine months of 2018, compared to $38.9 million for the first nine months of 2017. The first nine months of 2018 included gains of $0.1 million on sales of investment securities compared to $1.3 million in 2017. Excluding these gains, non-interest income increased 24% compared to the prior year period primarily due to increases in mortgage banking activities, wealth management income and BOLI insurance mortality proceeds. Mortgage lending operations acquired as part of the WashingtonFirst transaction has resulted in significant growth in mortgage banking income for the first nine months of 2018.

Non-interest expenses increased 46% to $137.1 million for the first nine months of 2018, compared to $94.0 million for the prior year period. Excluding merger expense from both years in addition to the prior year’s loss on the FHLB redemption, the year-over-year increase in non-interest expense was 37%. The majority of the increase was in compensation, facility costs and other operational expenses as a result of the acquisition of WashingtonFirst. The non-GAAP efficiency ratio improved to 50.57% for the first nine months of 2018 compared to 54.21% for the first nine months of 2017 as a direct result of the growth in net interest income. The Non-GAAP efficiency ratio for the current year-to-date was 50.99% excluding the interest income recovery.

Explanation of Non-GAAP Financial Measures

Reported amounts are presented in accordance with generally accepted accounting principles in the United States (“GAAP”). The Company’s management uses supplemental non-GAAP financial measures in its analysis of the Company’s performance. These non-GAAP financial measures include: reported net income excluding intangible asset amortization, merger related expenses and the loss on the FHLB redemption from non-interest expense; non-interest income excluding securities gains (losses); and tax-equivalent net interest income, which adjusts the interest earned on tax-advantaged loans and tax-exempt investment securities to an amount comparable to interest subject to normal income taxes. Because the adjustments made to derive non-GAAP financial measures can vary from period to period, the Company’s management believes that the non-GAAP financial measures are useful in comparing period to period operating performance. Additionally, the Company believes this information is utilized by regulators and market analysts to evaluate a company’s financial condition and therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Please refer to Non-GAAP Reconciliation table included with this release.

Conference Call

The Company’s management will host a conference call to discuss its third quarter results today at 2:00 P.M. (ET). A live Webcast of the conference call is available through the Investor Relations section of the Sandy Spring Website at www.sandyspringbank.com. Participants may call 1-866-235-9910. A password is not necessary. Visitors to the Website are advised to log on 10 minutes ahead of the scheduled start of the call. An internet-based replay will be available on the website until 9:00 am (ET) November 1, 2018. A replay of the teleconference will be available through the same time period by calling 1-877-344-7529 under conference call number 10124406.

About Sandy Spring Bancorp, Inc.

Sandy Spring Bancorp, Inc., headquartered in Olney, Maryland, is the holding company for Sandy Spring Bank. Independent and community-oriented, Sandy Spring Bank offers a broad range of commercial banking, retail banking, mortgage and trust services throughout central Maryland, Northern Virginia, and the greater Washington, D.C. market. Through its subsidiaries, Sandy Spring Insurance Corporation and West Financial Services, Inc., Sandy Spring Bank also offers a comprehensive menu of insurance and wealth management services. Visit www.sandyspringbank.com for more information.

For additional information or questions, please contact:

Daniel J. Schrider, President & Chief Executive Officer, or

Philip J. Mantua, E.V.P. & Chief Financial Officer

Sandy Spring Bancorp

17801 Georgia Avenue

Olney, Maryland 20832

1-800-399-5919

Email:	DSchrider@sandyspringbank.com
PMantua@sandyspringbank.com

Web site: www.sandyspringbank.com

Media Contact:

Jen Schell

301-570-8331

jschell@sandyspringbank.com

Forward-Looking Statements

Sandy Spring Bancorp makes forward-looking statements in this news release and in the conference call regarding this news release. These forward-looking statements may include: statements of goals, intentions, earnings expectations, and other expectations; estimates of risks and of future costs and benefits; assessments of probable loan losses; assessments of market risk; and statements of the ability to achieve financial and other goals.

Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project” and other similar words and expressions. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made. Sandy Spring Bancorp does not assume any duty and does not undertake to update its forward-looking statements. Because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those that Sandy Spring Bancorp anticipated in its forward-looking statements and future results could differ materially from historical performance.

Sandy Spring Bancorp’s forward-looking statements are subject to the following principal risks and uncertainties: general economic conditions and trends, either nationally or locally; conditions in the securities markets; changes in interest rates; changes in deposit flows, and in the demand for deposit, loan, and investment products and other financial services; changes in real estate values; changes in the quality or composition of the Company’s loan or investment portfolios; changes in competitive pressures among financial institutions or from non-financial institutions; the Company’s ability to retain key members of management; changes in legislation, regulations, and policies; the possibility that any of the anticipated benefits of acquisitions will not be realized or will not be realized within the expected time period; and a variety of other matters which, by their nature, are subject to significant uncertainties. Sandy Spring Bancorp provides greater detail regarding some of these factors in its Form 10-K for the year ended December 31, 2017, including in the Risk Factors section of that report, and in its other SEC reports. Sandy Spring Bancorp’s forward-looking statements may also be subject to other risks and uncertainties, including those that it may discuss elsewhere in this news release or in its filings with the SEC, accessible on the SEC’s Web site at www.sec.gov.

Sandy Spring Bancorp, Inc. and Subsidiaries

FINANCIAL HIGHLIGHTS - UNAUDITED

	Three Months Ended			Nine Months Ended
	September 30,		%	September 30,		%
(Dollars in thousands, except per share data)	2018	2017	Change	2018	2017	Change
Results of Operations:
Net interest income	$67,591	$42,697	58%	$194,300	$125,276	55%
Provision for loan losses	1,890	934	102	5,620	2,450	129
Non-interest income	15,033	12,746	18	47,019	38,949	21
Non-interest expenses	42,393	31,191	36	137,116	94,040	46
Income before income taxes	38,341	23,318	64	98,583	67,735	46
Net income	29,234	15,089	94	75,298	44,942	68

Pre-tax pre-provision income	$40,811	$24,597	66	$115,969	$71,517	62

Return on average assets	1.45%	1.13%		1.27%	1.15%
Return on average common equity	11.26%	10.74%		9.89%	10.99%
Net interest margin	3.71%	3.54%		3.62%	3.55%
Efficiency ratio - GAAP basis (1)	51.31%	56.26%		56.82%	57.26%
Efficiency ratio - Non-GAAP basis (1)	49.27%	53.76%		50.57%	54.21%

Per share data:
Basic net income	$0.82	$0.62	32%	$2.11	$1.86	13%
Diluted net income	$0.82	$0.62	32	$2.11	$1.86	13
Average fully diluted shares	35,744,085	24,223,004	48	35,721,702	24,201,448	48
Dividends declared per share	$0.28	$0.26	8	$0.82	$0.78	5
Book value per share	29.35	23.53	25	29.35	23.53	25
Tangible book value per share	20.03	20.07	-	20.03	20.07	-
Outstanding shares	35,521,541	23,990,370	48	35,521,541	23,990,370	48

Financial Condition at period-end:
Investment securities	$992,797	$795,922	25%	$992,797	$795,922	25%
Loans	6,388,959	4,194,118	52	6,388,959	4,194,118	52
Interest-earning assets	7,428,534	5,049,229	47	7,428,534	5,049,229	47
Assets	8,034,565	5,334,788	51	8,034,565	5,334,788	51
Deposits	5,898,394	3,955,792	49	5,898,394	3,955,792	49
Interest-bearing liabilities	5,042,431	3,422,568	47	5,042,431	3,422,568	47
Stockholders' equity	1,042,716	564,480	85	1,042,716	564,480	85

Capital ratios:
Tier 1 leverage (4)	9.46%	9.28%		9.46%	9.28%
Tier 1 capital to risk-weighted assets (4)	11.18%	10.99%		11.18%	10.99%
Total regulatory capital to risk-weighted assets (4)	12.38%	12.01%		12.38%	12.01%
Common equity tier 1 capital to risk-weighted assets (4)	11.02%	10.99%		11.02%	10.99%
Tangible common equity to tangible assets (2)	9.26%	9.18%		9.26%	9.18%
Average equity to average assets	12.90%	10.52%		12.85%	10.50%

Credit quality ratios:
Allowance for loan losses to loans	0.79%	1.07%		0.79%	1.07%
Non-performing loans to total loans	0.52%	0.72%		0.52%	0.72%
Non-performing assets to total assets	0.44%	0.59%		0.44%	0.59%
Allowance for loan losses to non-performing loans	151.35%	148.73%		151.35%	148.73%
Annualized net charge-offs to average loans (3)	0.00%	0.10%		0.01%	0.05%

(1)	The efficiency ratio - GAAP basis is non-interest expenses divided by net interest income plus non-interest income from the Condensed Consolidated Statements of Income. The traditional efficiency ratio - Non-GAAP basis excludes intangible asset amortization, merger expenses and loss on FHLB redemption from non-interest expense; securities gains (losses) from non-interest income and adds the tax-equivalent adjustment to net interest income. See the Reconciliation Table included with these Financial Highlights.

(2)	The tangible common equity to tangible assets ratio is a non-GAAP ratio that divides assets excluding intangible assets into stockholders' equity after deducting intangible assets and other comprehensive gains (losses). See the Reconciliation Table included with these Financial Highlights.
(3)	Calculation utilizes average loans, excluding residential mortgage loans held-for-sale.
(4)	Estimated ratio at September 30, 2018

Sandy Spring Bancorp, Inc. and Subsidiaries

RECONCILIATION TABLE - UNAUDITED

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Dollars in thousands)	2018	2017	2018	2017
Pre-tax pre-provision income:
Net income	$29,234	$15,089	$75,298	$44,942
Plus non-GAAP adjustment:
Merger expenses	580	345	11,766	1,332
Income taxes	9,107	8,229	23,285	22,793
Provision for loan losses	1,890	934	5,620	2,450
Pre-tax pre-provision income	$40,811	$24,597	$115,969	$71,517

Efficiency ratio - GAAP basis:
Non-interest expenses	$42,393	$31,191	$137,116	$94,040

Net interest income plus non-interest income	$82,624	$55,443	$241,319	$164,225

Efficiency ratio - GAAP basis	51.31%	56.26%	56.82%	57.26%

Efficiency ratio - Non-GAAP basis:
Non-interest expenses	$42,393	$31,191	$137,116	$94,040
Less non-GAAP adjustment:
Amortization of intangible assets	540	25	1,622	76
Loss on FHLB Redemption	-	-	-	1,275
Merger expenses	580	345	11,766	1,332
Non-interest expenses - as adjusted	$41,273	$30,821	$123,728	$91,357

Net interest income plus non-interest income	$82,624	$55,443	$241,319	$164,225
Plus non-GAAP adjustment:
Tax-equivalent income	1,221	1,888	3,483	5,585
Less non-GAAP adjustments:
Securities gains	82	-	145	1,275
Net interest income plus non-interest income - as adjusted	$83,763	$57,331	$244,657	$168,535

Efficiency ratio - Non-GAAP basis	49.27%	53.76%	50.57%	54.21%

Supplemental Non-GAAP Performance Measurements:
Net income - GAAP	$29,234	$15,089	$75,298	$44,942
Merger expenses - net of tax	428	207	8,692	801
Acquisition fair value marks - net of tax	2,499	17	5,777	65
Net income - Non-GAAP	$27,163	$15,279	$78,213	$45,678

Diluted net income per share - Non-GAAP	$0.76	$0.63	$2.19	$1.89
Return on average assets - Non-GAAP	1.35%	1.14%	1.32%	1.17%
Return on average common equity - Non-GAAP	10.46%	10.88%	10.27%	11.17%

Tangible common equity ratio:
Total stockholders' equity	$1,042,716	$564,480	$1,042,716	$564,480
Accumulated other comprehensive income	24,420	3,477	24,420	3,477
Goodwill	(345,422)	(85,768)	(345,422)	(85,768)
Other intangible assets, net	(10,327)	(604)	(10,327)	(604)
Tangible common equity	$711,387	$481,585	$711,387	$481,585

Total assets	$8,034,565	$5,334,788	$8,034,565	$5,334,788
Goodwill	(345,422)	(85,768)	(345,422)	(85,768)
Other intangible assets, net	(10,327)	(604)	(10,327)	(604)
Tangible assets	$7,678,816	$5,248,416	$7,678,816	$5,248,416

Tangible common equity ratio	9.26%	9.18%	9.26%	9.18%

Outstanding common shares	35,521,541	23,990,370	35,521,541	23,990,370
Tangible book value per common share	$20.03	$20.07	$20.03	$20.07

Sandy Spring Bancorp, Inc. and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF CONDITION  - UNAUDITED

	September 30,	December 31,	September 30,
(Dollars in thousands)	2018	2017	2017
Assets
Cash and due from banks	$63,380	$55,693	$50,076
Federal funds sold	2,055	2,845	2,838
Interest-bearing deposits with banks	13,142	53,962	49,267
Cash and cash equivalents	78,577	112,500	102,181
Residential mortgage loans held for sale (at fair value)	31,581	9,848	7,084
Investments available-for-sale (at fair value)	926,723	729,507	756,069
Other equity securities	66,074	45,518	39,853
Total loans	6,388,959	4,314,248	4,194,118
Less: allowance for loan losses	(50,409)	(45,257)	(44,924)
Net loans	6,338,550	4,268,991	4,149,194
Premises and equipment, net	62,098	54,761	54,108
Other real estate owned	2,118	2,253	1,448
Accrued interest receivable	24,058	15,480	16,045
Goodwill	345,422	85,768	85,768
Other intangible assets, net	10,327	580	604
Other assets	149,037	121,469	122,434
Total assets	$8,034,565	$5,446,675	$5,334,788

Liabilities
Noninterest-bearing deposits	$1,902,537	$1,264,392	$1,312,710
Interest-bearing deposits	3,995,857	2,699,270	2,643,082
Total deposits	5,898,394	3,963,662	3,955,792
Securities sold under retail repurchase agreements and federal funds purchased	142,669	119,359	146,569
Advances from FHLB	866,445	765,833	632,917
Subordinated debentures	37,460	-	-
Accrued interest payable and other liabilities	46,881	34,005	35,030
Total liabilities	6,991,849	4,882,859	4,770,308

Stockholders' Equity
Common stock -- par value $1.00; shares authorized 50,000,000; shares issued and outstanding 35,521,541, 23,996,293 and 23,990,370 at September 30, 2018, December 31, 2017 and September 30, 2017, respectively	35,522	23,996	23,990
Additional paid in capital	605,623	168,188	167,455
Retained earnings	425,991	378,489	376,512
Accumulated other comprehensive loss	(24,420)	(6,857)	(3,477)
Total stockholders' equity	1,042,716	563,816	564,480
Total liabilities and stockholders' equity	$8,034,565	$5,446,675	$5,334,788

Sandy Spring Bancorp, Inc. and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Dollars in thousands, except per share data)	2018	2017	2018	2017
Interest Income:
Interest and fees on loans	$76,786	$43,891	$215,050	$126,861
Interest on loans held for sale	336	119	983	273
Interest on deposits with banks	211	108	1,082	289
Interest and dividends on investment securities:
Taxable	5,112	3,410	15,297	10,572
Exempt from federal income taxes	1,921	2,053	6,035	6,110
Interest on federal funds sold	8	8	28	18
Total interest income	84,374	49,589	238,475	144,123
Interest Expense:
Interest on deposits	10,773	3,701	26,583	9,212
Interest on retail repurchase agreements and federal funds purchased	383	83	599	238
Interest on advances from FHLB	5,141	3,108	15,557	9,385
Interest on subordinated debt	486	-	1,436	12
Total interest expense	16,783	6,892	44,175	18,847
Net interest income	67,591	42,697	194,300	125,276
Provision for loan losses	1,890	934	5,620	2,450
Net interest income after provision for loan losses	65,701	41,763	188,680	122,826
Non-interest Income:
Investment securities gains	82	-	145	1,275
Service charges on deposit accounts	2,316	2,140	6,865	6,121
Mortgage banking activities	1,672	632	5,943	2,080
Wealth management income	5,344	4,864	15,792	14,092
Insurance agency commissions	2,016	1,950	5,020	4,924
Income from bank owned life insurance	663	609	3,664	1,808
Bank card fees	1,436	1,211	4,199	3,609
Other income	1,504	1,340	5,391	5,040
Total non-interest income	15,033	12,746	47,019	38,949
Non-interest Expenses:
Salaries and employee benefits	24,488	18,442	73,064	54,525
Occupancy expense of premises	4,355	3,294	13,939	9,907
Equipment expenses	2,441	1,722	6,909	5,213
Marketing	770	784	2,863	2,223
Outside data services	1,736	1,286	4,840	4,045
FDIC insurance	1,257	850	3,840	2,478
Amortization of intangible assets	540	25	1,622	76
Merger expenses	580	345	11,766	1,332
Other expenses	6,226	4,443	18,273	14,241
Total non-interest expenses	42,393	31,191	137,116	94,040
Income before income taxes	38,341	23,318	98,583	67,735
Income tax expense	9,107	8,229	23,285	22,793
Net income	$29,234	$15,089	$75,298	$44,942

Net Income Per Share Amounts:
Basic net income per share	$0.82	$0.62	$2.11	$1.86
Diluted net income per share	$0.82	$0.62	$2.11	$1.86
Dividends declared per share	$0.28	$0.26	$0.82	$0.78

Sandy Spring Bancorp, Inc. and Subsidiaries

HISTORICAL TRENDS - QUARTERLY FINANCIAL DATA - UNAUDITED

	2018			2017
(Dollars in thousands, except per share data)	Q3	Q2	Q1	Q4	Q3	Q2	Q1
Profitability for the Quarter:
Tax-equivalent interest income	$85,595	$79,774	$76,589	$52,550	$51,477	$50,477	$47,754
Interest expense	16,783	14,779	12,613	7,184	6,892	6,250	5,705
Tax-equivalent net interest income	68,812	64,995	63,976	45,366	44,585	44,227	42,049
Tax-equivalent adjustment	1,221	1,177	1,085	1,874	1,888	1,901	1,796
Provision for loan losses	1,890	1,733	1,997	527	934	1,322	194
Non-interest income	15,033	14,868	17,118	12,294	12,746	13,571	12,632
Non-interest expenses	42,393	45,082	49,641	35,059	31,191	32,868	29,981
Income before income taxes	38,341	31,871	28,371	20,200	23,318	21,707	22,710
Income tax expense	9,107	7,472	6,706	11,933	8,229	6,966	7,598
Net income	$29,234	$24,399	$21,665	$8,267	$15,089	$14,741	$15,112
Financial Performance:
Pre-tax pre-provision income	$40,811	$35,832	$39,326	$23,647	$24,597	$24,016	$22,904
Return on average assets	1.45%	1.23%	1.12%	0.61%	1.13%	1.14%	1.20%
Return on average common equity	11.26%	9.66%	8.70%	5.82%	10.74%	10.80%	11.45%
Net interest margin	3.71%	3.56%	3.58%	3.57%	3.54%	3.60%	3.51%
Efficiency ratio - GAAP basis (1)	51.31%	57.29%	62.04%	62.85%	56.26%	58.80%	56.69%
Efficiency ratio - Non-GAAP basis (1)	49.27%	52.98%	49.54%	55.69%	53.76%	54.10%	54.78%
Per Share Data:
Basic net income per share	$0.82	$0.68	$0.61	$0.34	$0.62	$0.61	$0.63
Diluted net income per share	$0.82	$0.68	$0.61	$0.34	$0.62	$0.61	$0.63
Average fully diluted shares	35,744,085	35,743,927	35,683,542	24,228,471	24,223,004	24,262,745	24,158,566
Dividends declared per common share	$0.28	$0.28	$0.26	$0.26	$0.26	$0.26	$0.26
Non-interest Income:
Securities gains (losses)	$82	$-	$63	$(2)	$-	$1,273	$2
Service charges on deposit accounts	2,316	2,290	2,259	2,177	2,140	2,017	1,964
Mortgage banking activities	1,672	2,064	2,207	654	632	840	608
Wealth management income	5,344	5,387	5,061	5,054	4,864	4,744	4,484
Insurance agency commissions	2,016	1,180	1,824	1,307	1,950	1,222	1,752
Income from bank owned life insurance	663	670	2,331	595	609	605	594
Bank card fees	1,436	1,393	1,370	1,218	1,211	1,253	1,145
Other income	1,504	1,884	2,003	1,291	1,340	1,617	2,083
Total Non-interest Income	$15,033	$14,868	$17,118	$12,294	$12,746	$13,571	$12,632
Non-interest Expense:
Salaries and employee benefits	$24,488	$24,664	$23,912	$18,607	$18,442	$18,282	$17,801
Occupancy expense of premises	4,355	4,642	4,942	3,146	3,294	3,211	3,402
Equipment expenses	2,441	2,243	2,225	1,802	1,722	1,767	1,724
Marketing	770	945	1,148	896	784	776	663
Outside data services	1,736	1,707	1,397	1,441	1,286	1,367	1,392
FDIC insurance	1,257	1,390	1,193	827	850	823	805
Amortization of intangible assets	540	541	541	25	25	25	26
Merger expenses	580	2,228	8,958	2,920	345	987	-
Professional fees	1,351	1,699	1,040	1,439	1,053	1,045	955
Other real estate owned expenses	36	41	38	14	4	(6)	5
Other expenses	4,839	4,982	4,247	3,942	3,386	4,591	3,208
Total Non-interest Expense	$42,393	$45,082	$49,641	$35,059	$31,191	$32,868	$29,981

(1)	The efficiency ratio - GAAP basis is non-interest expenses divided by net interest income plus non-interest income from the Condensed Consolidated Statements of Income. The traditional efficiency ratio - Non-GAAP basis excludes intangible asset amortization, merger expenses and loss on FHLB redemption from non-interest expense; securities gains (losses) from non-interest income and adds the tax-equivalent adjustment to net interest income. See the Reconciliation Table included with these Financial Highlights.

Sandy Spring Bancorp, Inc. and Subsidiaries

HISTORICAL TRENDS - QUARTERLY FINANCIAL DATA - UNAUDITED

	2018			2017
(Dollars in thousands)	Q3	Q2	Q1	Q4	Q3	Q2	Q1
Balance Sheets at Quarter End:
Residential mortgage loans	$1,181,427	$1,106,674	$992,287	$921,435	$882,890	$871,766	$848,814
Residential construction loans	188,779	197,372	215,445	176,687	171,814	169,901	170,285
Commercial AD&C loans	631,589	609,266	564,871	292,443	295,222	314,259	309,350
Commercial investor real estate loans	1,924,397	1,923,827	1,928,439	1,112,710	1,104,669	1,069,988	979,410
Commercial owner occupied real estate loans	1,201,673	1,184,421	1,174,739	857,196	831,461	797,629	772,443
Commercial business loans	738,083	702,939	652,797	497,948	451,667	451,570	457,216
Consumer loans	523,011	525,574	532,973	455,829	456,395	458,058	455,478
Total loans	6,388,959	6,250,073	6,061,551	4,314,248	4,194,118	4,133,171	3,992,996
Allowance for loan losses	(50,409)	(48,493)	(46,931)	(45,257)	(44,924)	(45,079)	(43,861)
Loans held for sale	31,581	40,000	28,486	9,848	7,084	5,743	17,717
Investment securities	992,797	1,017,274	1,040,339	775,025	795,922	821,491	855,707
Interest-earning assets	7,428,534	7,532,664	7,285,731	5,155,928	5,049,229	4,988,704	4,919,927
Total assets	8,034,565	8,152,600	7,894,918	5,446,675	5,334,788	5,270,521	5,201,164
Noninterest-bearing demand deposits	1,902,537	1,910,690	1,767,523	1,264,392	1,312,710	1,302,536	1,234,505
Total deposits	5,898,394	5,837,826	5,627,206	3,963,662	3,955,792	3,885,445	3,799,198
Customer repurchase agreements	142,669	139,647	149,323	119,359	146,569	127,312	141,244
Total interest-bearing liabilities	5,042,431	5,168,055	5,057,645	3,584,462	3,422,568	3,380,221	3,380,937
Total stockholders' equity	1,042,716	1,026,349	1,014,608	563,816	564,480	554,683	544,261
Quarterly Average Balance Sheets:
Residential mortgage loans	$1,122,946	$1,034,062	$1,117,478	$903,660	$880,782	$860,081	$847,896
Residential construction loans	215,578	223,171	193,327	171,239	172,921	169,130	157,152
Commercial AD&C loans	632,354	576,076	582,876	289,737	291,569	302,924	310,325
Commercial investor real estate loans	1,905,427	1,924,759	1,988,340	1,114,960	1,090,641	1,010,389	945,080
Commercial owner occupied real estate loans	1,190,865	1,184,409	940,065	842,642	808,802	776,279	774,964
Commercial business loans	700,791	666,280	657,372	454,330	459,779	454,724	462,444
Consumer loans	524,605	531,965	538,198	458,378	457,526	461,672	458,162
Total loans	6,292,566	6,140,722	6,017,656	4,234,946	4,162,020	4,035,199	3,956,023
Loans held for sale	29,939	25,403	35,768	5,862	7,093	7,077	7,402
Investment securities	996,365	1,028,306	1,062,325	780,522	813,179	842,837	818,287
Interest-earning assets	7,372,536	7,311,272	7,212,878	5,061,075	5,019,133	4,922,389	4,829,208
Total assets	7,986,525	7,926,735	7,841,611	5,346,625	5,297,368	5,202,398	5,111,698
Noninterest-bearing demand deposits	1,822,931	1,796,644	1,651,258	1,322,157	1,293,470	1,251,396	1,159,715
Total deposits	5,783,992	5,657,420	5,489,715	3,991,936	3,916,657	3,810,180	3,673,731
Customer repurchase agreements	139,809	148,539	136,694	139,125	133,145	132,552	128,485
Total interest-bearing liabilities	5,076,717	5,058,016	5,116,904	3,419,669	3,407,279	3,360,128	3,375,002
Total stockholders' equity	1,030,167	1,013,081	1,010,106	563,506	557,282	547,229	535,308
Financial Measures:
Average equity to average assets	12.90%	12.78%	12.88%	10.54%	10.52%	10.52%	10.47%
Investment securities to earning assets	13.36%	13.50%	14.28%	15.03%	15.76%	16.47%	17.39%
Loans to earning assets	86.01%	82.97%	83.20%	83.68%	83.06%	82.85%	81.16%
Loans to assets	79.52%	76.66%	76.78%	79.21%	78.62%	78.42%	76.77%
Loans to deposits	108.32%	107.06%	107.72%	108.85%	106.02%	106.38%	105.10%
Capital Measures:
Tier 1 leverage (1)	9.46%	9.27%	9.21%	9.24%	9.28%	9.26%	9.26%
Tier 1 capital to risk-weighted assets (1)	11.18%	11.01%	11.08%	10.84%	10.99%	10.96%	11.02%
Total regulatory capital to risk-weighted assets (1)	12.38%	12.19%	12.27%	11.85%	12.01%	12.00%	12.06%
Common equity tier 1 capital to risk-weighted assets (1)	11.02%	10.85%	10.92%	10.84%	10.99%	10.96%	11.02%
Book value per share	$29.35	$28.90	$28.61	$23.50	$23.53	$23.13	$22.74
Outstanding shares	35,521,541	35,511,943	35,463,269	23,996,293	23,990,370	23,983,997	23,930,165

(1)	Estimated ratio at September 30, 2018

Sandy Spring Bancorp, Inc. and Subsidiaries

LOAN PORTFOLIO QUALITY DETAIL - UNAUDITED

	2018			2017
(Dollars in thousands)	September 30,	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,
Non-Performing Assets:
Loans 90 days past due:
Commercial business	$150	$6	$-	$-	$-	$-	$-
Commercial real estate:
Commercial AD&C	1,261	-	-	-	-	-	-
Commercial investor real estate	-	-	-	-	-	-	-
Commercial owner occupied real estate	13	112	-	-	-	424	-
Consumer	563	-	126	-	1	4	-
Residential real estate:
Residential mortgage	-	-	-	225	225	-	232
Residential construction	-	-	-	-	-	-	-
Total loans 90 days past due	1,987	118	126	225	226	428	232
Non-accrual loans:
Commercial business	6,352	6,883	6,634	6,703	6,091	6,807	4,849
Commercial real estate:
Commercial AD&C	136	136	136	136	137	137	137
Commercial investor real estate	5,861	5,878	5,813	5,575	5,589	6,934	7,970
Commercial owner occupied real estate	3,352	3,440	3,524	3,582	5,012	4,926	5,106
Consumer	4,098	4,298	3,244	2,967	3,152	3,111	3,058
Residential real estate:
Residential mortgage	9,134	6,251	7,063	7,196	7,345	7,101	6,908
Residential construction	163	168	174	177	182	187	189
Total non-accrual loans	29,096	27,054	26,588	26,336	27,508	29,203	28,217
Total restructured loans - accruing	2,224	1,663	2,678	2,788	2,471	2,569	2,409
Total non-performing loans	33,307	28,835	29,392	29,349	30,205	32,200	30,858
Other assets and real estate owned (OREO)	2,118	2,361	2,761	2,253	1,448	1,460	1,294
Total non-performing assets	$35,425	$31,196	$32,153	$31,602	$31,653	$33,660	$32,152

	For the Quarter Ended,
	September 30,	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands)	2018	2018	2018	2017	2017	2017	2017
Analysis of Non-accrual Loan Activity:
Balance at beginning of period	$27,054	$26,588	$26,336	$27,508	$29,203	$28,217	$29,211
Non-accrual balances transferred to OREO	-	-	(289)	(888)	(411)	(175)	(113)
Non-accrual balances charged-off	(91)	(144)	(411)	(446)	(1,127)	(179)	(391)
Net payments or draws	(1,777)	(1,635)	(357)	(1,707)	(1,869)	(1,804)	(1,382)
Loans placed on non-accrual	4,193	2,245	1,309	2,504	1,712	3,144	1,461
Non-accrual loans brought current	(283)	-	-	(635)	-	-	(569)
Balance at end of period	$29,096	$27,054	$26,588	$26,336	$27,508	$29,203	$28,217

Analysis of Allowance for Loan Losses:
Balance at beginning of period	$48,493	$46,931	$45,257	$44,924	$45,079	$43,861	$44,067
Provision for loan losses	1,890	1,733	1,997	527	934	1,322	194
Less loans charged-off, net of recoveries:
Commercial business	(49)	(73)	322	48	1,029	107	260
Commercial real estate:
Commercial AD&C	-	-	(62)	-	-	(103)	-
Commercial investor real estate	(49)	(8)	(8)	(8)	(10)	(78)	(5)
Commercial owner occupied real estate	-	-	-	243	5	-	-
Consumer	85	244	99	(71)	103	189	167
Residential real estate:
Residential mortgage	(11)	13	(22)	(12)	(32)	(3)	(16)
Residential construction	(2)	(5)	(6)	(6)	(6)	(8)	(6)
Net charge-offs	(26)	171	323	194	1,089	104	400
Balance at end of period	$50,409	$48,493	$46,931	$45,257	$44,924	$45,079	$43,861

Asset Quality Ratios:
Non-performing loans to total loans	0.52%	0.46%	0.48%	0.68%	0.72%	0.78%	0.77%
Non-performing assets to total assets	0.44%	0.38%	0.41%	0.58%	0.59%	0.64%	0.62%
Allowance for loan losses to loans	0.79%	0.78%	0.77%	1.05%	1.07%	1.09%	1.10%
Allowance for loan losses to non-performing loans	151.35%	168.17%	159.67%	154.20%	148.73%	140.00%	142.14%
Annualized net charge-offs to average loans	0.00%	0.01%	0.02%	0.02%	0.10%	0.01%	0.04%

Sandy Spring Bancorp, Inc. and Subsidiaries

CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES - UNAUDITED

	Three Months Ended September 30,
	2018			2017
			Annualized			Annualized
	Average	(1)	Average	Average	(1)	Average
(Dollars in thousands and tax-equivalent)	Balances	Interest	Yield/Rate	Balances	Interest	Yield/Rate
Assets
Residential mortgage loans	$1,122,946	$10,485	3.73%	$880,782	$7,772	3.53%
Residential construction loans	215,578	2,160	3.98	172,921	1,641	3.77
Total mortgage loans	1,338,524	12,645	3.77	1,053,703	9,413	3.57
Commercial AD&C loans	632,354	9,185	5.76	291,569	3,705	5.04
Commercial investor real estate loans	1,905,427	25,735	5.36	1,090,641	12,279	4.47
Commercial owner occupied real estate loans	1,190,865	14,484	4.83	808,802	9,492	4.66
Commercial business loans	700,791	9,196	5.21	459,779	5,252	4.53
Total commercial loans	4,429,437	58,600	5.25	2,650,791	30,728	4.60
Consumer loans	524,605	6,011	4.59	457,526	4,395	3.84
Total loans (2)	6,292,566	77,256	4.88	4,162,020	44,536	4.25
Loans held for sale	29,939	336	4.49	7,093	119	6.69
Taxable securities	720,317	5,342	2.97	512,420	3,531	2.76
Tax-exempt securities (3)	276,048	2,442	3.54	300,759	3,175	4.22
Total investment securities	996,365	7,784	3.12	813,179	6,706	3.30
Interest-bearing deposits with banks	51,683	211	1.62	34,007	108	1.26
Federal funds sold	1,983	8	1.58	2,834	8	1.16
Total interest-earning assets	7,372,536	85,595	4.61	5,019,133	51,477	4.08

Less: allowance for loan losses	(49,194)			(45,546)
Cash and due from banks	64,653			48,221
Premises and equipment, net	62,452			53,938
Other assets	536,078			221,622
Total assets	$7,986,525			$5,297,368

Liabilities and Stockholders' Equity
Interest-bearing demand deposits	$703,905	231	0.13%	$615,250	135	0.09%
Regular savings deposits	347,299	93	0.11	326,827	57	0.07
Money market savings deposits	1,625,481	5,330	1.30	1,002,779	1,479	0.59
Time deposits	1,284,376	5,119	1.58	678,331	2,030	1.19
Total interest-bearing deposits	3,961,061	10,773	1.08	2,623,187	3,701	0.56
Other borrowings	188,133	383	0.81	133,145	83	0.25
Advances from FHLB	890,040	5,141	2.29	650,947	3,108	1.89
Subordinated debentures	37,483	486	5.19	-	-	-
Total interest-bearing liabilities	5,076,717	16,783	1.31	3,407,279	6,892	0.80

Noninterest-bearing demand deposits	1,822,931			1,293,470
Other liabilities	56,710			39,337
Stockholders' equity	1,030,167			557,282
Total liabilities and stockholders' equity	$7,986,525			$5,297,368

Net interest income and spread		$68,812	3.30%		$44,585	3.28%
Less: tax-equivalent adjustment		1,221			1,888
Net interest income		$67,591			$42,697

Interest income/earning assets			4.61%			4.08%
Interest expense/earning assets			0.90			0.54
Net interest margin			3.71%			3.54%

(1)	Tax-equivalent income has been adjusted using the combined marginal federal and state rate of 26.13% and 39.88% for 2018 and 2017 respectively. The annualized taxable-equivalent adjustments utilized in the above table to compute yields aggregated to $1.2 million and $1.9 million in 2018 and 2017, respectively.
(2)	Non-accrual loans are included in the average balances.
(3)	Includes only investments that are exempt from federal taxes.

Sandy Spring Bancorp, Inc. and Subsidiaries

CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES - UNAUDITED

	Nine Months Ended September 30,
		2018			2017
			Annualized			Annualized
	Average	(1)	Average	Average	(1)	Average
(Dollars in thousands and tax-equivalent)	Balances	Interest	Yield/Rate	Balances	Interest	Yield/Rate
Assets
Residential mortgage loans	$1,091,515	$30,280	3.70%	$863,040	$22,651	3.50%
Residential construction loans	210,774	6,203	3.93	166,459	4,656	3.74
Total mortgage loans	1,302,289	36,483	3.74	1,029,499	27,307	3.54
Commercial AD&C loans	597,283	25,592	5.73	301,537	11,126	4.93
Commercial investor real estate loans	1,939,205	71,824	4.95	1,015,903	33,978	4.47
Commercial owner occupied real estate loans	1,106,032	39,051	4.72	786,805	28,501	4.84
Commercial business loans	674,973	26,052	5.16	458,973	15,321	4.46
Total commercial loans	4,317,493	162,519	5.03	2,563,218	88,926	4.64
Consumer loans	531,539	17,310	4.41	459,118	12,496	3.67
Total loans (2)	6,151,321	216,312	4.70	4,051,835	128,729	4.25
Loans held for sale	30,349	983	4.32	7,189	273	5.06
Taxable securities	738,580	15,891	2.87	526,931	10,944	2.77
Tax-exempt securities (3)	290,177	7,662	3.52	297,818	9,455	4.23
Total investment securities	1,028,757	23,553	3.05	824,749	20,399	3.30
Interest-bearing deposits with banks	86,446	1,082	1.67	38,006	289	1.02
Federal funds sold	2,607	28	1.41	2,493	18	0.97
Total interest-earning assets	7,299,480	241,958	4.43	4,924,272	149,708	4.06

Less: allowance for loan losses	(47,533)			(44,324)
Cash and due from banks	69,301			48,184
Premises and equipment, net	61,507			53,680
Other assets	535,778			222,682
Total assets	$7,918,533			$5,204,494

Liabilities and Stockholders' Equity
Interest-bearing demand deposits	$730,520	657	0.12%	$613,498	372	0.08%
Regular savings deposits	390,231	488	0.17	322,683	163	0.07
Money market savings deposits	1,520,953	13,028	1.15	992,069	3,333	0.45
Time deposits	1,245,510	12,410	1.33	637,478	5,344	1.12
Total interest-bearing deposits	3,887,214	26,583	0.91	2,565,728	9,212	0.48
Other borrowings	158,939	599	0.50	131,412	238	0.24
Advances from FHLB	1,000,060	15,557	2.08	683,231	9,385	1.84
Subordinated debentures	37,518	1,436	5.11	549	12	2.93
Total interest-bearing liabilities	5,083,731	44,175	1.16	3,380,920	18,847	0.75

Noninterest-bearing demand deposits	1,757,573			1,235,350
Other liabilities	59,371			41,537
Stockholders' equity	1,017,858			546,687
Total liabilities and stockholders' equity	$7,918,533			$5,204,494

Net interest income and spread		$197,783	3.27%		$130,861	3.31%
Less: tax-equivalent adjustment		3,483			5,585
Net interest income		$194,300			$125,276

Interest income/earning assets			4.43%			4.06%
Interest expense/earning assets			0.81			0.51
Net interest margin			3.62%			3.55%

(1)	Tax-equivalent income has been adjusted using the combined marginal federal and state rate of 26.13% and 39.88% for 2018 and 2017 respectively. The annualized taxable-equivalent adjustments utilized in the above table to compute yields aggregated to $3.5 million and $5.6 million in 2018 and 2017, respectively.
(2)	Non-accrual loans are included in the average balances.
(3)	Includes only investments that are exempt from federal taxes.